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                                                                  EXHIBIT 3.1AAA


                                              STATE OF DELAWARE
                                              SECRETARY OF STATE
                                           DIVISION OF CORPORATIONS
                                          FILED 09.00 AM 10/02/2000
                                             001498535 - 2647284






             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT

It is hereby certified that:

   1. The name of the corporation (hereinafter called the "corporation") is

                    UNIROYAL CHEMICAL LEASING COMPANY, INC.

   2. The registered office of the corporation within the State of Delaware is hereby 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

   3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

   4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on the 27th day of September, 2000.



                                        /s/ Barry Shainman
                                        ----------------------------------------
                                        Barry Shainman, Secretary